Exhibit 10.1

DATA LICENSING AND INFORMATION SERVICES AGREEMENT

THIS DATA LICENSING AND INFORMATION SERVICES AGREEMENT (the “Agreement”) is entered into as of December 21, 2007 (the “Effective Date”) by and between FIRST AMERICAN CORELOGIC, INC., a Delaware corporation having a place of business at 4 First American Way, Santa Ana, CA 92707 (the “Licensee”) and TELETRACK, INC., a Georgia corporation having a place of business at The Summit at Technology Park, 5550-A Technology Parkway, Suite 600, Norcross. GA 30092 (“Teletrack”).

RECITALS

Licensee is engaged in the business of providing services to manage risk, measure the value of residential and commercial properties, identify real estate trends and track market performance.

Teletrack is engaged in the business of providing sub-prime consumer information.

Teletrack and Licensee wish to enter into this Agreement whereby Teletrack provides certain publicly available bankruptcy data to Licensee comprising of Historical Information (defined below) and Updated Information Services (defined below).

1. DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings with such meanings to be equally applicable to both the singular and plural forms of the terms defined:

“Agreement” means this License Agreement, all exhibits attached hereto, any terms and conditions included within the Service, and any agreements, schedules or exhibits supplementing or amending this Agreement.

“Fees” means the amount payable by Licensee for access to and use of the Service as described in Exhibit B (Fees).

“Historical Information” means certain bankruptcy information obtained from public records as available to and updated by Teletrack in the regular course of its business from the period beginning January, 2003 up to the date of delivery of such information to Licensee. For avoidance of doubt, delivery of the Historical Information to Licensee is a one-time event.

“Information” means the Historical Information and the Updated Information Service, collectively.

“Permitted Uses” the allowed uses of the Service by Licensee as more fully described in Section 2.1 of this Agreement.

“Proprietary Information” means the Service and all other data, manuals, documentation, algorithms, and other information that may be disclosed or provided to Licensee in the course of providing the Service, and all intellectual property rights thereon.

“Service” means the Information and any applicable user manuals, software applications and any other services provided by Teletrack to Licensee as specified in Exhibit A. The Service includes any corrections, enhancements, updates or other modifications to the Service during the term of this Agreement.

“Updated Information Service” means the service provided by Teletrack to Licensee whereby the Historical Information is updated on an on-going basis upon receipt from the public records as available to and updated by Teletrack in the regular course of its business. The Updated Information Service will be provided to Licensee via a secure FTP server on each business day in accordance with the schedule described in Exhibit A-2.

Confidential - Teletrack, Inc.

2. LICENSE

2.1 Grant. Subject to the terms and conditions of this Agreement (including Licensee’s obligation to pay for the Service), Teletrack grants to Licensee a perpetual (unless otherwise terminated as set forth herein), non-exclusive, non-transferable license to use the Service solely: (i) for the purposes of incorporating the Services into Licensee’s lead generation products and monitoring services as an early warning reporting mechanism; (ii) to authenticate an individual’s identity; (iii) to prevent or detect fraud or other unlawful activity; (iv) to review the status of a bankruptcy or other legal proceeding; and/or (v) to incorporate the Service into Licensee’s products for its own internal use and for the purposes of reselling Licensee’s products to third party resellers and end users (herein after collectively referred to as the “Permitted Uses”).

This restricted license is conditionally granted for the Service, and do not constitute “consumer reports” as that term is defined under the Fair Credit Reporting Act [15 U.S.C. 1681 et seq.], as amended (“FCRA”). Accordingly, Licensee certifies that it will not use or allow its customers to use the Service or any of the Information it receives from Teletrack for any or all of the following purposes:

(i) as a factor in establishing a consumer’s eligibility for credit or insurance to be used primarily for personal, family or household purpose; (ii) as a factor in establishing a consumer’s eligibility of a future credit relationship; (iii) for any other purpose in connection with any residential mortgage origination, collection of an account, or account valuation or assessment in connection with the acquisition of a portfolio; (iv) as a factor in establishing a consumers eligibility for employment purposes; (v) in connection with a determination of a consumer’s eligibility for a license or other benefit granted by a government agency; (vi); or (vii) in any other manner that would cause such use of the Service to be construed as a consumer report by any authority having jurisdiction over any of the parties.

Furthermore, Licensee will not use nor allow its customers, resellers and/or end users to use the Service for “firm offer of credit or insurance” as defined under the FCRA.

2.2 Restrictions on Use. Unless expressly authorized otherwise in the Permitted Uses, Licensee represents and warrants to Teletrack, both during and after the term of this Agreement, the following provisions:

(a) The Service is for the sole use within Licensee’s own organization and by Licensee’s own employees or agents. The Service may not be shared with affiliates or any third party, including joint marketing arrangements. The Service may not be used outside the United States without the prior written consent of Teletrack.

(b) Licensee agrees both during and after the term of this Agreement that Licensee shall not: (i) disclose, use, disseminate, reproduce or publish any portion of the Service in any manner other than as stated in this Agreement, (ii) permit any parent, subsidiaries, affiliated entities or other third parties to use the Service or any portion thereof; (iii) use the Service as a sole indicator in providing its monitoring and fraud detection services and products nor process or permit to be processed the Service or any portion thereof, except in accordance with the provisions of this Agreement, with other data or software from any other source, (iv) allow access to the Service through any terminals located outside of Licensee’s operations, except in accordance with this Agreement, (v) use the Service to create, enhance or structure any database in any form for resale or distribution, except in accordance with the terms of this Agreement, or (vi) use the Service to create derivative products. Licensee shall be solely responsible for obtaining any and all necessary licenses, certificates, permits, approvals or other authorizations required by federal, state or local statute, law or regulation applicable to Licensee’s use of the Service. Teletrack makes no representations or warranties about the legality or propriety of the use of the Service in any jurisdiction, state or region.

(c) Licensee will: (i) not use for solicitation the name, mailing address or telephone number of a consumer that is designated within the Service as requesting protection from solicitation, (ii) abide by all prevailing federal, state, and local laws and regulations governing fair information practices and consumers’ rights to privacy, and (iii) limit access to the Information to those individuals who have a “need to know” in connection with Licensee’s business and will obligate those individuals to acknowledge consumers’ rights to privacy and adhere to fair information practices;

Confidential - Teletrack, Inc.

(d) Licensee will not use the Service for any purpose that: (i) infringes any third party’s copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy, (ii) violates any law, statute, ordinance or regulation (including without limitation the laws and regulations governing unfair competition, anti-discrimination or false advertising), or (iii) is defamatory, trade libelous, unlawfully threatening or unlawfully harassing;

(e) Licensee will comply with the published guidelines of the Direct Marketing Association and federal and state laws regarding the use and dissemination of data such as the Service;

(f) Licensee will not remove, alter or obscure any proprietary notices in the Service or other materials provided by Teletrack hereunder and will reproduce all such notices on all copies or portions thereof.

2.3. Licensee’s Business Services. Licensee acknowledges and understands its obligations, if applicable, under the FCRA, Gramm-Leach-Bliley Act (15 U.S.C., §6801 et seq., as the same may be amended from time to time) and all applicable federal and state laws in ordering and using the Service, and Licensee agrees that it will comply with all such obligations and will be responsible for its own regulatory compliance.

2.4. Civil Code. Section 1785.14(a) of the California Civil Code imposes special requirements with respect to transactions in which a “retail seller” (as defined in Section 1802.3 of the California Civil Code) intends to issue credit to a California resident who appears in person on the basis of an application for credit submitted in person (“point of sale transactions”). Licensee certifies that these requirements do not apply to Licensee because (a) Licensee is not a “retail seller” (as defined in Section 1802.3 of the California Civil Code), and/or (b) Licensee does not issue credit to California residents who appear in person on the basis of applications for credit submitted in person. Licensee certifies that it will notify Teletrack in writing 30 days prior to becoming a retail seller or engaging in point of sale transactions with respect to California residents.

3. PAYMENT AND FEES

3.1 Fees. In consideration of the rights granted Licensee hereunder, Licensee will pay Teletrack the Fees as more specifically described in Exhibits B-l and B-2.

3.2 Taxes. Fees are exclusive of sales, use, ad valorem, personal property, and other taxes, which are the responsibility of Licensee. Teletrack shall charge Licensee applicable sales tax; Licensee shall be responsible for filing all other taxes.

3.3 Billing; Payments; Late Fees. At the end of each Teletrack monthly billing cycle, Teletrack will invoice Licensee for all Fees incurred by Licensee during such billing cycle. Licensee will pay the invoice in full within thirty (30) days of receipt. Teletrack will impose a late charge of 1.5 percent per month on any delinquent account until paid in full hereunder until all delinquent amounts owed have been paid in full. Licensee agrees to pay all attorney fees and collection costs incurred by Teletrack in collecting any delinquent account, whether or not litigation is instituted. In the event of any litigation or other action involving this Agreement, the prevailing party shall be entitled to reasonable attorney fees and court costs including at trial, on any appeal, and/or in a bankruptcy or similar proceeding, in addition to any other recovery to which it is entitled.

3.4 Compliance Audits. Teletrack reserves the right, at its own expense, to select an independent auditor to audit Licensee for the purpose of ensuring Licensee’s compliance with the terms and conditions of this Agreement, after providing Licensee with reasonable notice thereof. If such audit indicates there has been a material breach in Licensee’s compliance of the Agreement, Teletrack will provide Licensee with written notice of such material breach. If Licensee does not cure the breach within ten (10) days of receipt of written notice from Teletrack, Teletrack may terminate the Agreement and pursue its other legal remedies.

Confidential - Teletrack, Inc.

4. TERM; TERMINATION

4.1 Term. The initial term of this Agreement shall be for a period of one year, commencing on the Effective Date. The term shall automatically renew for additional successive twelve (12) month terms, unless terminated pursuant to Subsection 4.2 (Termination) of this Agreement.

4.2 Termination. Teletrack may terminate this Agreement on one hundred eighty (180) days prior written notice. Licensee may terminate this Agreement upon ninety (90) days prior written notice. Except for the termination provisions in Section 3.4 (Audits), if either party breaches any provision of this Agreement, the non-breaching party shall, upon providing written notice of such breach, be entitled to immediately terminate this Agreement, provided such breach is not cured within thirty (30) days following such notice. If this Agreement is terminated as a result of a breach, the non-breaching party shall, in addition to its right of termination, be entitled to pursue legal remedies against the breaching party. Notwithstanding the foregoing, if Licensee is in breach under Section 3 (Fees) of this Agreement, Teletrack may terminate this Agreement effective ten (10) days after giving Licensee written notice of such default, unless Licensee shall have remedied the breach within such ten (10) day period.

4.3 Payment Upon Expiration or Earlier Termination. Upon the expiration or termination of this Agreement as set forth above in Subsections 4.1 (Term) and 4.2 (Termination), Licensee shall pay Teletrack in full for all products actually delivered and services actually performed by Teletrack under this Agreement prior to the effective date of such expiration or termination.

4.4 Return of Materials. Upon termination of this Agreement by either party, Licensee, at its own expense, shall within fifteen (15) days of such termination, at Teletracks’ option, as Teletrack shall notify Licensee in writing: (i) return all Service materials and Information to Teletrack at the address set forth below on the signature page of this Agreement or (ii) certify (by a certificate signed by an officer of Licensee) that such Service materials and Information have been destroyed.

5. THIRD PARTY USE

5.1 In the event that Licensee externally distributes the Information, in whole or in part, Licensee shall enter into agreements with such third parties that, at a minimum, impose all relevant restrictions contained herein onto such third parties. Licensee warrants that in no event shall any such third parties use of the Information be unrestricted or expand beyond the Permitted Uses of this Agreement. This Section 5 is not intended to provide the Service to end users, sublicensees or resellers. In addition, unless otherwise approved and agreed to in writing by Teletrack, neither Licensee nor its customers shall provide the Information as consumer reports (as defined under the FCRA) to any third party.

5.2 Licensee hereby represents, warrants, and certifies that: (a) it will contractually require its customers to use the Information for only legitimate purposes and in accordance with applicable state and federal laws and the terms of this Agreement; (b) it will not use the Information, and shall contractually restrict any third parties it distributes the Information to from using the Information, for marketing purposes, except as permitted hereunder or for purposes prohibited by applicable state and federal laws, including without limitation the FCRA and GLBA and/or this Agreement; (c) it will not disclose, sell or otherwise distribute to third parties any Information received hereunder, except as permitted by this Agreement or applicable state and federal laws; and (e) with regard to the Information, it will contractually require that any of its any third parties that it distributes the Information to, comply with the foregoing terms.

5.3 Licensee’s Customer Contracts. Teletrack reserves the right to review such contracts, but the review of such contract by Teletrack shall not constitute an endorsement of the contract used by Licensee with its customers. In the event that a customer is in breach of any of the requirements of the contract with respect to Permissible Uses or any applicable laws, Licensee will timely exercise all applicable remedies as set forth herein and/or mandated by applicable laws.

Confidential - Teletrack, Inc.

6. PROPRIETARY INFORMATION

The Information is and shall remain the sole and exclusive property of Teletrack. Licensee shall have only the limited rights with respect to the Information expressly granted in this Agreement, and all rights not expressly granted by Teletrack are reserved. Licensee agrees that only Teletrack shall have the right to alter, maintain, enhance or otherwise modify the Proprietary Information, except as otherwise permitted under this Agreement. Licensee shall not disassemble, decompile, manipulate or reverse engineer the Proprietary Information and shall take all necessary steps to prevent such disassembly, decompiling, manipulation or reverse engineering of the Proprietary Information. Under no circumstances shall Licensee sell, license, publish, display, copy, distribute, or otherwise make available the Proprietary Information in any form or by any means, except as expressly permitted by this Agreement, including without limitation the transfer to a third party or, if not expressly prohibited by this Agreement, as allowed under the fair use provision of the Copyright Act, 17 U.S.C. § 107. Licensee will take all reasonable steps, in accordance with the best industry practices, to protect the security of the Proprietary Information and to prevent unauthorized use or disclosure. Licensee is responsible for all access to and use of the Proprietary Information by Licensee’s employees or agents or by means of Licensee’s equipment or Licensee’s Teletrack usernames and passwords, whether or not Licensee has knowledge of or authorizes such access or use. Licensee shall be responsible for maintaining the confidentiality of all assigned usernames and passwords, and Licensee shall be responsible for all charges relating to the use of said usernames and passwords whether or not authorized by Licensee.

7. CONSUMER PRIVACY

Licensee acknowledges that the Service, while comprised of public record data, describes information that may be deemed to be sensitive information by some consumers. It is the policy of Teletrack to respect the request of consumers to remove their name, mailing address, e-mail address or telephone number from use in solicitation. Licensee’s agreement to comply with this policy is an integral condition to Teletrack entering into this Agreement. Licensee agrees (a) Licensee will not utilize in any manner the name, mailing address or telephone number of a consumer that is designated in the Service as requesting protection from solicitation; (b) in the event that Licensee incorporates the Information in any product that is directed toward consumers and not considered a business to business product (a “Consumer Product”), Licensee will not broadcast or otherwise make public the name, address or other information about an individual consumer in any Consumer Product, unless Teletrack and the subject consumer provide written authorization to do so; (c) Licensee will abide by all prevailing federal, state, and local guidelines governing fair information practices and consumers’ rights to privacy; and (d) Licensee will limit access to consumer information to those individuals who have a “need to know” in connection with Licensee’s business and will obligate those individuals to acknowledge consumers’ rights to privacy and adhere to fair information practices. Licensee shall be responsible for any violations of this Section 7 by Licensee’s end users and/or customers.

8. TELETRACK’S WARRANTIES, INDEMNIFICATION & DISCLAIMERS

8.1 Warranty.

(i) Intellectual Property Infringement & Indemnification: Teletrack warrant to Licensee that the Service does not infringe, misappropriate or violate the intellectual property rights of a third party. Teletrack will indemnify, defend and hold Licensee harmless from and against any and all claims, losses, liabilities, costs and expenses attributable to any allegation of intellectual property infringement arising out of this Agreement (unless such allegation arises from the combination or use of the Service with any other software, data, or materials not

Confidential - Teletrack, Inc.

furnished by Teletrack or is used in violation of any term or condition contained in this Agreement), provided that: (i) Licensee gives Teletrack prompt written notice of any such allegation, (ii) Teletrack maintain full and complete control over the defense of any such allegation, and (iii) Licensee cooperates fully with Teletrack in the defense of any such allegation. If the Service becomes or, in Teletrack’ opinion, is likely to become the subject of any claim or action that infringes, misappropriates or violates the intellectual property rights of another person, then Teletrack, at its expense and option, may: (i) procure the right for Licensee to continue using the Service, (ii) modify the Service to render it no longer subject to any such claim or action, or (iii) replace the Service or any portion thereof with equally suitable, functionally equivalent, non-infringing data. If none of the foregoing is commercially practicable, Teletrack may terminate this Agreement and refund a pro-rata amount of the prepaid Fees actually paid hereunder. THIS SECTION SETS FORTH THE FULL EXTENT OF TELETRACK’S LIABILITY TO LICENSEE AND LICENSEE’S SOLE REMEDIES WITH RESPECT TO ANY THIRD PARTY CLAIMS UNDER THIS AGREEMENT.

8.2 Disclaimer. LICENSEE UNDERSTANDS AND ACKNOWLEDGES THAT THE TIME FRAME FOR NOTIFICATION ASSOCIATED WITH RECORDING INFORMATION (DISMISSALS, DISCHARGES. ETC.) MAY VARY DEPENDING UPON THE RECORDING DATES AVAILABLE FOR COLLECTION. EXCEPT AS OTHERWISE STATED IN THIS SECTION, THE SERVICE IS PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. BECAUSE SOME JURISDICTIONS DO NOT PERMIT THE EXCLUSION OF IMPLIED WARRANTIES, THIS DISCLAIMER MAY NOT APPLY. TELETRACK DO NOT REPRESENT OR WARRANT THAT THE SERVICE IS VALID, COMPLETE, FREE FROM ERROR, WILL MEET LICENSEE’S NEEDS, OR THAT THE SERVICE WILL BE PROVIDED ON AN UNINTERRUPTED BASIS AND THE TELETRACK EXPRESSLY DISCLAIM ALL SUCH REPRESENTATIONS AND WARRANTIES. THE TELETRACK DO NOT ASSUME, AND EXPRESSLY DISCLAIM, ANY LIABILITY TO ANY PERSON OR ENTITY FOR LOSS OR DAMAGE CAUSED BY ERRORS, DELAYS IN NOTIFICATION OR OMISSIONS IN THE SERVICE. WHETHER SUCH ERRORS, DELAYS IN NOTIFICATION OR OMISSIONS RESULT FROM NEGLIGENCE, ACCIDENT, OR OTHER CAUSE.

9. TELETRACK’S LIMITATION OF LIABILITY

TELETRACK SHALL HAVE NO LIABILITY UNDER OR RELATED TO THIS AGREEMENT, WITH THE EXCEPTION OF SECTION 8.1, WHICH SHALL BE LIMITED AS FOLLOWS: TELETRACK’ TOTAL LIABILITY AND LICENSEE’S EXCLUSIVE REMEDY UNDER OR RELATING TO SECTION 8.1 SHALL BE LIMITED TO DIRECT MONEY DAMAGES NOT EXCEEDING THE GREATER OF (I) TWO HUNDRED THOUSAND DOLLARS ($200,000.00) OR (II) ALL FEES PAID BY LICENSEE TO TELETRACK UNDER THIS AGREEMENT. THE EXISTENCE OF MULTIPLE CLAIMS WILL NOT ENLARGE THE LIMIT. TELETRACK SHALL HAVE NO LIABILITY UNDER OR IN ANY WAY RELATED TO THIS AGREEMENT FOR ANY LOSS OF PROFIT OR REVENUE OR FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES, EVEN IF TELETRACK IS AWARE OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY.

10. LICENSEE’S INDEMNIFICATION

Licensee agrees to indemnify and hold Teletrack harmless from and against all claims of third parties arising out of or related to the use of the Service by the Licensee, or attributable to Licensee’s breach of this Agreement; provided that Teletrack gives Licensee prompt written notice of any such claim. Teletrack shall control the defense and any settlement of such claim, and shall cooperate with Licensee shall cooperate with Teletrack in defending against such claim.

Confidential - Teletrack, Inc.

11. LICENSEE’S ACCEPTANCE OF INFORMATION

Licensee acknowledges that Teletrack maintains a proprietary database, updated on a periodic basis, from which the Information is derived. Teletrack shall use good faith in attempting to obtain information from the public record sources deemed reliable, in Teletrack’s sole judgment, but does not guarantee the accuracy of the information furnished. Licensee also acknowledges that for the consideration tendered hereunder Teletrack cannot be an insurer of the accuracy of the information and that the terms under which the Information is provided under this Agreement are based upon the parties’ expectation and agreement that the risk of any loss that may be incurred by use of the Information will be borne by Licensee and not Teletrack. Licensee agrees that the Information is secured by and through fallible human sources, that Teletrack does not undertake a separate investigation for each individual listed, and that Teletrack makes no representations regarding the any individual listed in the Information. Licensee therefore agrees that it is responsible for determining that the Information is acceptable and in accordance with Teletrack’s obligations under this Agreement. If Licensee reasonably determines that the Information does not meet Teletrack’s obligations under this Agreement, Licensee shall so notify Teletrack in writing within thirty (30) days after receipt of the Information. Licensee’s failure to so notify Teletrack shall mean that Licensee accepts the Information as is, and Teletrack shall have no liability whatsoever for the Information. If Licensee so notifies Teletrack within fifteen (15) days after receipt of the Information, then, Teletrack shall have an opportunity to cure any defects identified by Licensee within a reasonable period of time or Licensee shall have the right to immediately terminate this Agreement.

12. GENERAL PROVISIONS

12.1 Advertising. Licensee will not disclose Teletrack as a data source to any third party, except as may be authorized in writing by Teletrack or required by federal, state or local government regulations.

12.2 Proprietary Marks. Neither party will use, or permit their respective employees, agents and subcontractors to use the trademarks, service marks, copyrighted material, logos, names, or any other proprietary designations of the other party, or the other party’s affiliates, whether registered or unregistered, without such other party’s prior written consent.

12.3 Entire Agreement; Severability. This Agreement constitutes the entire agreement between the parties, and supersedes any prior understanding or agreement, oral or written, relating to the Service. If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

12.4 Waiver; Modifications. No waiver by either party of any breach by the other party of any of the provisions of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provision hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing. No modifications of this Agreement shall be effective unless in writing and signed by both parties.

12.5 Survival. Any provision of this Agreement which contemplates performance subsequent to the expiration or earlier termination of this Agreement, or which expressly states that it shall survive termination of the Agreement, shall so survive such expiration or termination and shall continue in full force and effect until fully satisfied.

12.6 Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A signature on a copy of this Agreement received by either party by facsimile is binding upon the other party as an original. The parties shall treat a photocopy of such

Confidential - Teletrack, Inc.

facsimile as a duplicate original. If this Agreement is executed in counterparts, no signatory hereto shall be bound until all parties hereto have duly executed or caused to be dully executed a counterpart of this Agreement. The individuals signing below represent that they are duly authorized to do so by and on behalf of the party for whom they are signing.

12.7 Governing Law and Forum; Attorneys’ Fees. This Agreement shall be governed in accordance with the laws of the United States of America and the State of New York, without reference to its choice of law provisions. In the event of litigation arising out of or connected with this Agreement, Teletrack and Licensee agree that the state or Federal courts located in the State of New York shall have exclusive jurisdiction, and each Party specifically subjects itself to the personal jurisdiction of said courts in the same manner as if this Agreement had been executed and/or was to be performed in the State of New York. The prevailing party shall be awarded its reasonable attorney’s fees and costs in any lawsuit arising out of or related to this Agreement.

12.8 Relationship of Parties. Neither party is nor shall be a partner, joint venturer, agent or representative of the other party solely by virtue of this Agreement. Neither party has the right, power or authority to enter into any contract or incur any obligation, debt or liability on behalf of the other party.

12.9 Uncontrollable Events. No party shall be liable for any delay or failure in its performance of any of the acts required by this Agreement when such delay or failure arises for reasons beyond the reasonable control of such party. The time for performance of any act delayed by such causes shall be postponed for a period equal to the delay; provided, however, that the party so affected shall give prompt notice to the other party of such delay. The party so affected, however, shall use its best efforts to avoid or remove such causes of nonperformance and to complete performance of the act delayed, whenever such causes are removed.

12.10 Assignment. Neither party may assign or transfer this Agreement or any rights or obligations under this Agreement. A Change in Control shall constitute an assignment for this Agreement. For purposes of this Agreement, a “Change in Control” means (i) any transaction in which Licensee merges or consolidates with or into another entity; (ii) any transaction or series of transactions in which Licensee sells or otherwise transfers more than fifty percent (50%) of its capital stock (without regard to class or voting rights) or other securities or ownership interests; or (iii) the sale, transfer or other disposition of all or substantially all of Licensee’s assets or the complete liquidation or dissolution of Licensee. Any unauthorized Change in Control, assignment or transfer shall be null and void and shall constitute grounds for immediate termination of this Agreement by the other party.

12.11 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by one of the following methods: (a) registered U.S. mail, return receipt requested (postage prepaid); (2) certified U.S. mail, return receipt requested (postage prepaid); or (3) commercially recognized overnight service with tracking capabilities. All notices must be sent to the address as shown on the signature page of this Agreement, or to such other address or number as shall be furnished in writing by any such party. Notices to FARES shall be sent to 4 First American Way, Santa Ana, California 92707, with a copy to FARES’ counsel at the same address marked Attention: Legal Department.

Notices or communications shall be deemed properly delivered as of the date personally delivered or sent by mail or overnight service.

If to Licensee:	If to Teletrack:

First American CoreLogic	Teletrack, Inc.
Attn: Dianna Serio and General Counsel	Attn: President and General Counsel
4 First American Way	5550-A Technology Parkway, Suite 600
Santa Ana, CA 92707	Norcross, GA 30092
Phone:	Phone:
Facsimile:	Facsimile:

Any party hereto may change its designated address by giving written notice to the other party.

12.12 Headings. Headings at the beginning of each section and subsection are solely for convenience and are not intended to be a part of this Agreement and shall have no effect upon the construction or interpretation of any part hereof. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine, and vice versa. This Agreement shall not be construed as if it had been prepared by either party, but rather as if it were jointly prepared. In the event that any action required by the parties hereto does not occur on a business day, the action shall be taken on the next succeeding business day thereafter. The parties hereto do not intend to confer any benefit hereunder on any person or entity other than the parties hereto and, therefore, there are no third party beneficiaries to this Agreement. The Exhibits and related Appendices to this Agreement constitute integral parts of this Agreement and are hereby incorporated into this Agreement by this reference.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

TELETRACK, INC.		FIRST AMERICAN CORELOGIC, INC.

By:	/s/ Rich Alterman	By:	/s/ Dianna L. Serio
Name:	Rich Alterman	Name:	Dianna L. Serio
Title:	S.V.P. Product Management	Title:	EVP Data Operations
Date:	12.27.07	Date:	12/21/07

Exhibit A-l Service

Historical Information

Description, Delivery, and Storage

Historical Information

The elements for Historical Information filings are outlined in the table below. The Information is available only on those individuals who have filed either a Chapter 7 or Chapter 13 Bankruptcy as defined in the US Bankruptcy Code. The Update Information Service will include all new Chapter 7 and Chapter 13 filings and subsequent changes in status, as available.

As a one-time event, Teletrack will provide Licensee a file of historic filings, including the current status, from January 2003 through to and including the Effective Date of this Agreement. Historical Information will be provided via a mutually agreed to media and will not be exchanged via the FTP Site due to size constraints.

Status Updates to Historical Information

Updated Information Service to Historical Information shall be provided subject to the calendar outlined in Exhibit A-2 below. A full record will be provided via the secure FTP Site. The existence of the Bankruptcy ID in the Licensee file will indicate to Licensee that the record is an update and not a new filing.

Historical Information: Data Elements

Field	Type	Description	Data Source
Bankruptcy ID	STRING	Unique ID assigned by Teletrack to identify new records or updates	Teletrack generated

court_code	STRING	Bankruptcy court code	Court

case_num	STRING	Bankruptcy case record number	Court

judge_trustee	STRING	The last name of both the judge and trustee of the case.	Court

case_date	DATE	Bankruptcy record case date	Court

office	STRING	Office that created the bankruptcy case. Each court has a number of different offices depending on the size of the court.	Court

debtor	STRING	Debtor Name	Court

address	STRING	Full address of the debtor	Court

dismissed_date	DATE	The date the case was dismissed	Court

discharged_date	DATE	The date the case was discharged	Court

closed_date	DATE	The date the court determined that no further filings or actions are expected on a case and that the case is considered inactive.	Court

ssn_last_4	STRING	Last four digits of the debtors’ Social Security Number	Court

Field	Type	Description	Data Source
Address_1	STRING	First Line of the debtors’ address	Address Enhancement

Address_2	STRING	Second line of the debtors’ address	Address Enhancement

City	STRING	City of the debtor’s address.	Address Enhancement

State	STRING	State of the debtor’s address	Address Enhancement

Zip	STRING	Five digit zip code value.	Court

Zip4	STRING	Zip + 4 value. This value can be blank.	Address Enhancement

Address_type	STRING	Debtors’ address type: R = Residential A = Apartment	Address Enhancement

Fips_code	STRING	Federal Information Processing Standards code (FIPS) = five digit value	Address Enhancement

County_name	STRING	County of the debtors’ address.	Address Enhancement

Latitude	FLOAT	Latitude of the debtor’s address	Address Enhancement

Longitude	FLOAT	Longitude of the debtor’s address	Address Enhancement

Address_status	INTEGER	If this status is -1 our address scrubber software failed to find the address. This is usually a typing mistake in the address.	Address Enhancement

Creditor	STRING	List of all creditors involved in the relief from stay.	Court

Rfs_date	DATE	Relief from stay date.	Court

Chapter	STRING	The chapter of the case. We retrieve only chapter 7 and chapter 13	Court

Status	STRING	Status of the case: DC - Discharged OP - Open case date DM - Dismissed Date	Generated Field

Status Date	DATE	Date the current status took place	Court

Last status update	DATE	System date when the status was last updated	Generated Field

Mtg_341_Time	STRING	Actual time of the 341 Meeting date.	Court

Mtg_341_AmPm	STRING	A(m) or P(m) of the 341 meeting date.	Court

Mtg_341_Address	STRING	Address of the 341 meeting date.	Court

Mtg_341_City	STRING	Not currently being used	Court

Mtg_341_State	STRING	Not currently being used.	Court

Mtg_341_Zip	STRING	Not currently being used.	Court

Pro_Se	BOOLEAN	0 = Hired Bankruptcy Attorney 1 = Represented themselves	Court

AttomeyName	STRING	Name of the Attorney representing the debtor.	Court

Field	Type	Description	Data Source
TrusteeName	STRING	Name of the Trustee presiding over the case.	Court

JudgeName	STRING	Name of the Judge presiding over the case	Court

Asset	BOOLEAN	0 = No assets in bankruptcy 1 = Assets involved in bankruptcy	Court

Mtg_341_Date	DATE	Date of the 341 meeting (aka “Meeting of Creditors”).	Court

Barcode	STRING	Every legitimate address has an eleven digit barcode number. Barcodes are required by the Post Office for bulk mail.	Address Enhancement

Conversion_date	DATE	Date the case converted from Chapter 13 status to Chapter 7 status	Court

Note on Address Enhancement:

Licensee understands and agrees that by employing a third party software package, addresses are standardized and scrubbed, where possible. The outcome of the standardization is designated by a code placed in the Address_Status Field. Accordingly, Teletrack reserves the right to cancel “Address Enhancement” field at its sole and exclusive discretion, upon sixty (60) days written notice to Licensee. Cancellation of the “Address Enhancement” field will not entitle Licensee to any discounts or price concessions or any other remedies, and will not be considered a breach of this Agreement.

TELETRACK, INC.		FIRST AMERICAN CORELOGIC, INC.

By:	/s/ Rich Alterman	By:	/s/ Dianna L. Serio
Name:	Rich Alterman	Name:	Dianna L. Serio
Title:	S.V.P. Product Management	Title:	EVP Data Operations
Date:	12.27.07	Date:	12/21/07

Exhibit B-l

Historical Information

Payment Terms and Fees

Historical Information

One time License fee for the Historical Information, as outlined above:

One Hundred and Seventy Five Thousand Dollars ($175,000.00). Payment shall be due upon delivery of Historical Information to Licensee.

TELETRACK, INC.		FIRST AMERICAN CORELOGIC, INC.

By:	/s/ Rich Alterman	By:	/s/ Dianna L. Serio
Name:	Rich Alterman	Name:	Dianna L. Serio
Title:	S.V.P. Product Management	Title:	EVP Data Operations
Date:	12.27.07	Date:	12/21/07

Exhibit A-2 Service

Updated Information Service

Description, Delivery, and Storage

Updated Information Service

The elements for Updated Information Service filings are outlined in the table below. Information is available only on individuals who have filed either a Chapter 7 or Chapter 13 Bankruptcy as defined in the US Bankruptcy Code. The Updated Information Service will include all new Chapter 7 and Chapter 13 filings and there subsequent change in status, as available.

In the normal course of business, Updated Information Service will be made available to Licensee via a secure FTP site on scheduled business days. Monday through Friday. Commercially reasonable efforts will be made to make the new Updated Information Service available on the secure FTP site by 12:00 PM EST as outlined in the table below:

Data Collected on Monday Tuesday Wednesday Thursday Friday, Saturday, Sunday	Will be Available on Wednesday Thursday Friday Monday Tuesday

Files provided on a daily basis via the secure FTP site will include both new filings (ADDS) and status changes to existing filing (UPDATES). Using a unique key (Bankruptcy ID) Licensee will process each record to take the appropriate action; add a new record or update an existing record. Licensee will have sole responsibility for creating the program logic to update their database based on the information provided from Teletrack.

Status Updates to Updated Information Services

Status updates shall be provided subject to the calendar outlined above. A full record will be provided via the secure FTP Site. The existence of the Bankruptcy ID in the Licensee file will indicate to Licensee that the record is an update and not a new filing.

Updated Information Service: Date Elements

Field	Type	Description	Data Source
Bankruptcy ID	STRING	Unique ID assigned by Teletrack to identify new records or updates	Teletrack generated

court_code	STRING	Bankruptcy court code	Court

case_num	STRING	Bankruptcy case record number	Court

judge_trustee	STRING	The last name of both the judge and trustee of the case.	Court

case_date	DATE	Bankruptcy record case date	Court

office	STRING	Office that created the bankruptcy case. Each court has a number of different offices depending on the size of the court.	Court

debtor	STRING	Debtor Name	Court

address	STRING	Full address of the debtor	Court

dismissed_date	DATE	The date the case was dismissed	Court

discharged_date	DATE	The date the case was discharged	Court

closed_date	DATE	The date the court determined that no further filings or actions are expected on a case and that the case is considered inactive.	Court

ssn_last_4	STRING	Last four digits of the debtors’ Social Security Number	Court

Address_1	STRING	First Line of the debtors’ address	Address Enhancement

Address_2	STRING	Second line of the debtors’ address	Address Enhancement

City	STRING	City of the debtor’s address.	Address Enhancement

State	STRING	State of the debtor’s address	Address Enhancement

Zip	STRING	Five digit zip code value.	Court

Zip4	STRING	Zip + 4 value. This value can be blank.	Address Enhancement

Address_type	STRING	Debtors’ address type: R = Residential A = Apartment	Address Enhancement

Fips_code	STRING	Federal Information Processing Standards code (FIPS) = five digit value	Address Enhancement

County_name	STRING	County of the debtors’ address.	Address Enhancement

Latitude	FLOAT	Latitude of the debtor’s address	Address Enhancement

Longitude	FLOAT	Longitude of the debtor’s address	Address Enhancement

Address_status	INTEGER	If this status is -1 our address scrubber software failed to find the address. This is usually a typing mistake in the address.	Address Enhancement

Field	Type	Description	Data Source
Creditor	STRING	List of all creditors involved in the relief from stay.	Court

Rfs_date	DATE	Relief from stay date.	Court

Chapter	STRING	The chapter of the case. We retrieve only chapter 7 and chapter 13	Court

Status	STRING	Status of the case: DC - Discharged OP - Open case date DM - Dismissed Date	Generated Field

Status Date	DATE	Date the current status took place	Court

Last status update	DATE	System date when the status was last updated	Generated Field

Mtg_341_Time	STRING	Actual time of the 341 Meeting date.	Court

Mtg_341_AmPm	STRING	A(m) or P(m) of the 341 meeting date.	Court

Mtg_341_Address	STRING	Address of the 341 meeting date.	Court

Mtg_341_City	STRING	Not currently being used	Court

Mtg_341_State	STRING	Not currently being used.	Court

Mtg_341_Zip	STRING	Not currently being used.	Court

Pro_Se	BOOLEAN	0 = Hired Bankruptcy Attorney 1 = Represented themselves	Court

AttorneyName	STRING	Name of the Attorney representing the debtor.	Court

TrusteeName	STRING	Name of the Trustee presiding over the case.	Court

JudgeName	STRING	Name of the Judge presiding over the case	Court

Asset	BOOLEAN	0 = No assets in bankruptcy 1 = Assets involved in bankruptcy	Court

Mtg_341_Date	DATE	Date of the 341 meeting (aka “Meeting of Creditors”).	Court

Barcode	STRING	Every legitimate address has an eleven digit barcode number. Barcodes are required by the Post Office for bulk mail.	Address Enhancement

Conversion_date	DATE	Date the case converted from Chapter 13 status to Chapter 7 status	Court

Note on Address Enhancement:

Licensee understands and agrees that by employing a third party software package, addresses are standardized and scrubbed, where possible. The outcome of the standardization is designated by a code placed in the AddressStatus Field. Accordingly, Teletrack reserves the right to cancel “Address Enhancement” field at its sole and exclusive discretion, upon sixty (60) days written notice to Licensee. Cancellation of the “Address Enhancement” field will not entitle Licensee to any discounts or price concessions or any other remedies, and will not be considered a breach of this Agreement.

TELETRACK, INC.		FIRST AMERICAN CORELOGIC, INC.

By:	/s/ Rich Alterman	By:	/s/ Dianna L. Serio
Name:	Rich Alterman	Name:	Dianna L. Serio
Title:	S.V.P. Product Management	Title:	EVP Data Operations
Date:	12.27.07	Date:	12/21/07

Exhibit B-2

Updated Information Service

Payment Terms and Fees

New Filings and Updates

Daily filings and updates shall be invoiced on a monthly basis and due subject to the terms and conditions outlined in Section 3 of this Agreement (Payment and Fees):

Annual Fee	$75,000
Monthly Invoice	$6,250

Price Increases

On an annual basis, with 60 days prior notification to Licensee, Teletrack may increase Annual Fee for updates at a percentage rate of no more than five percent (5%). The first such increase may go into effect on January 1, 2009.

TELETRACK, INC.		FIRST AMERICAN CORELOGIC, INC.

By:	/s/ Rich Alterman	By:	/s/ Dianna L. Serio
Name:	Rich Alterman	Name:	Dianna L. Serio
Title:	S.V.P. Product Management	Title:	EVP Data Operations
Date:	12.27.07	Date:	12/21/07